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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1996 in the Registration Statement (Form S-3) and related Prospectus of Michaels Stores, Inc. for the registration of $125,000,000 aggregate principal amount of Senior Notes and to the incorporation by reference therein of our report dated March 6, 1996, with respect to the consolidated financial statements of Michaels Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 28, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

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                                                    Ernst & Young LLP

Dallas, Texas

May 22, 1996